                       DAIMLER-BENZ VEHICLE TRUST 1996-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                            TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: JUNE 1998
DISTRIBUTION DATE: 7/20/98


STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT                                                         Per $1,000 of  Original
                                                                                                             Class A/Class B
                                                                                                            Certificate Amount
                                                                                                           ------------------------

 (i) Principal Distribution
        Class A Amount                                                          $    19,999,682.06      $       25.150881
        Class B Amount                                                          $     2,011,205.15      $       29.690134

(ii) Interest Distribution
        Class A Amount                                                          $     1,381,910.36      $        1.737841
        Class B Amount                                                          $       117,721.07      $        1.737841

(iii)Monthly Servicing Fee                                                      $       256,347.25      $        0.297067

        Monthly Supplemental Servicing Fee                                      $             0.00      $        0.000000
        Class A Percentage of the Servicing Fee                                 $       236,223.99      $        0.297067
        Class A Percentage of the Supplemental Servicing Fee                    $             0.00      $        0.000000
        Class B Percentage of the Servicing Fee                                 $        20,123.26      $        0.297067
        Class B Percentage of the Supplemental Servicing Fee                    $             0.00

(iv) Class A Principal Balance (end of Collection Period)                       $   263,469,109.70
     Class A Pool Factor (end of Collection Period)                                     33.132928%
     Class B Principal Balance (end of Collection Period)                       $    22,444,194.37
     Class B Pool Factor (end of Collection Period)                                     33.132928%

 (v) Pool Balance (end of Collection Period)                                    $   285,913,304.07

(vi) Class A Interest Carryover Shortfall                                       $             0.00
     Class A Principal Carryover Shortfall                                      $             0.00
     Class B Interest Carryover Shortfall                                       $             0.00
     Class B Principal Carryover Shortfall                                      $             0.00

(vii) Amount Otherwise Distributable to the Seller that is Distributed to
      Either the Class A or Class B Certificateholders                          $             0.00      $        0.000000


(viii)Balance of the Reserve Fund Property (end of Collection Period)
        Class A Amount                                                          $    26,104,548.94
        Class B Amount                                                          $             0.00

(ix)  Aggregate Purchase Amount of Receivables repurchased
      by the Seller or the Servicer                                             $             0.00




                                                                          Page 1